Exhibit 10.13(b)

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
This Amendment No. 1 to Employment Agreement (this “Amendment No. 1”) is entered into as of March 9, 2020, between Daré Bioscience, Inc. (the “Company”), and the undersigned individual who is an executive of the Company (“Executive”).
WHEREAS, the Company and Executive are parties to that certain employment agreement made as of August 15, 2017 (the “Original Agreement”).
WHEREAS, the Company and Executive desire to amend the Original Agreement as stated herein and effective as of the date first set forth above (the “Effective Date”).
NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendments to the Original Agreement. As of the Effective Date:

a.	The second sentence of Section 4(d) of the Original Agreement is hereby amended and restated in its entirety to read as follows:
For purposes of this Agreement, “Cause” means (i) Executive’s act(s) of gross negligence, willful misconduct or material dishonesty in the course of Executive’s employment hereunder, provided that the Board of Directors of the Company (the “Board”) first provides Executive with written notice of such conduct and thirty (30) days to cure such conduct, if curable (with the determination as to whether such conduct is curable to be made by the Board in its sole discretion); (ii) misappropriation (or attempted misappropriation) by Executive of any assets of the Company or any of its affiliates; (iii) the commission or attempted commission of any act of fraud or embezzlement by Executive; (iv) willful violation of any law or regulation which adversely and materially affects the Executive’s ability to discharge the Executive’s duties or has a direct, substantial and adverse effect on the Company; (v) Executive’s material breach of this Agreement provided that the Company first provides Executive with written notice of such conduct and thirty (30) days to cure such conduct, if curable (with the determination as to whether such conduct is curable to be made by the Board in its sole discretion); (vi) any other intentional misconduct by Executive adversely affecting the business or affairs of the Company or any of its affiliates; or (v) any material failure by Executive to comply with the Company's written policies or rules, as they may be in effect from time to time during her employment with the Company, including, without limitation, the Company’s corporate code of conduct and ethics and whistleblower policy.

b.	The second sentence of Section 4(g) of the Original Agreement is hereby amended and restated in its entirety to read as follows:
For purposes of this Agreement, “Good Reason” means the existence of any one or more of the following conditions without the Executive’s consent, provided Executive submits written notice to the Company within 45 days of when such condition(s) first arose specifying the condition(s): (i) a material change in the Executive’s title or reporting relationships (ii) a change in the Executive’s position with the Company which materially reduces the Executive’s authority, duties or responsibilities, or the assignment to the Executive of duties materially inconsistent with the Executive’s position with the Company; (iii) a material reduction in the Executive’s then current Base Salary; (iv) a relocation of Executive’s place of employment by more than 35 miles from the geographic location at which such employee primarily provided services to the Company immediately before such relocation; and (v) a material breach by the Company of this Agreement

2.
Miscellaneous. Except as specifically provided in this Amendment No. 1, no other amendments, revisions or changes are made to the Original Agreement. All other terms and conditions of the Original Agreement remain in full force and effect. This Amendment No. 1 may be attached to and shall form a part of the Original Agreement. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic format (e.g., “pdf”) or by other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment No. 1. This Amendment No. 1 will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns.

[Signature page follows]

Exhibit 10.13(b)

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first written above.

COMPANY Daré Bioscience, Inc.

By:	/s/ WILLIAM H. RASTETTER
Name:	William H. Rastetter, Ph.D.
Title:	Chair of the Compensation Committee of the Board of Directors

EXECUTIVE

/s/ SABRINA MARTUCCI JOHNSON
Sabrina Martucci Johnson